Exhibit 99.1

NEWS RELEASE

ATLAS RESOURCE PARTNERS, L.P. ANTICIPATES COMMON AND PREFERRED

UNITS TO BEGIN TRADING ON THE OTCQX MARKET

Fort Worth, TX – July 12, 2016 - Atlas Resource Partners, L.P. (NYSE: ARP) (“ARP” or the “Company”) today announced that it received notification from the New York Stock Exchange (“NYSE”) that the NYSE has commenced proceedings to delist the Company’s common units as a result of the Company’s failure to comply with the continued listed standards set forth in Section 802.01C of the NYSE Listed Company Manual, which requires that the common units must achieve a closing price of $1.00 per unit on both the last trading day of any calendar month within the prior six months and at least $1.00 average unit price over the 30 trading days preceding the end of that month. The NYSE suspended trading in the Company’s common units, as well as in its two preferred unit issues listed on the NYSE, effective immediately.

The NYSE has informed the Company that it will apply to the Securities and Exchange Commission to delist the common units and preferred units upon completion of all applicable procedures, including any appeal by the Company of the NYSE’s decision. The Company does not intend to appeal the delisting determination. The Company anticipates that its common units, Class D preferred units and Class E preferred units will begin trading on the OTCQX Best Market on Wednesday, July 13, 2016. The Company expects its OTCQX common unit ticker symbol to be “ARPJ,” its Class D preferred unit ticker symbol to be “ARPJP” and its Class E preferred unit ticker symbol to be “ARPJN.” The Company will remain subject to the public reporting requirements of the Securities and Exchange Commission following the transfers to the OTCQX.

Atlas Resource Partners, L.P. (ARP) is an exploration & production master limited partnership which owns an interest in over 14,500 natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Mississippi Lime (OK), the Eagle Ford Shale (TX), the Raton Basin (NM), Black Warrior Basin (AL) and the Rangely Field (CO). ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Such forward-looking statements include, but are not limited to, statements about what market the Company’s securities will trade on in the future and whether or not such securities will continue to trade on that market and what actions the Company may take in response to the NYSE’s decision. The Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the impact of delisting from the NYSE, including on market capitalization and trading prices; ARP’s level of indebtedness, potential changes to ARP’s capital structure, including refinancing, restructuring, or reorganizing its indebtedness; leverage and liquidity, including reductions in its borrowing base that may require repayment, and covenant compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of potential balance sheet and other transactions; and other risks, assumptions and uncertainties detailed from time to time in ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ARP assumes no obligation to update such statements, except as may be required by applicable law.